CONSENT

                                  Exhibit 23.1

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-_______) and related Prospectus of Peoples Bancorp, Inc. for the registration of 1,380,000 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 2002, with respect to the consolidated financial statements of Peoples Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                              /s/  Ernst & Young LLP
                                              Ernst & Young LLP

Charleston, West Virginia
November 14, 2002